Exhibit 99

VF Reports Better Than Expected Fourth Quarter and Full Year 2017 Results; Provides Outlook for Transition Quarter Ending March 31, 2018

  Full year 2017 revenue from continuing operations increased 7 percent to $11.8 billion, including an approximate 2 percentage point revenue growth contribution from the Williamson-Dickie acquisition;
  Full year 2017 reported gross margin from continuing operations increased 120 basis points (up 180 basis points currency neutral) to a record high of 50.5 percent. On an adjusted basis, gross margin increased 100 basis points (up 160 basis points currency neutral) to 50.5 percent;
  Full year 2017 reported earnings per share from continuing operations was $1.79, including a $1.15 per share negative impact from recent U.S. tax legislation. Adjusted earnings per share from continuing operations increased 4 percent to $2.98 (up 7 percent currency neutral) including a $0.04 per share contribution from the Williamson-Dickie acquisition;
  Fourth quarter and full year 2017 earnings per share results include an incremental $0.06 per share ($35 million pretax) impact from additional investments to drive accelerated growth in 2018 and beyond. Relative to the company's original outlook provided on February 17, 2017, full year 2017 earnings per share included a $0.19 (about $100 million pretax) impact from incremental investments;
  2017 cash flow from operations reached approximately $1.5 billion and the company returned approximately $1.9 billion to shareholders through dividends and share repurchases; and,
  Revenue and adjusted earnings per share from continuing operations for the transition quarter ending March 31, 2018 expected to approximate $2.9 billion and $0.65, respectively.

GREENSBORO, N.C.--(BUSINESS WIRE)--February 16, 2018--VF Corporation (NYSE: VFC) today reported financial results for its fourth quarter and full year ended December 30, 2017. All per share amounts are presented on a diluted basis. This release refers to “reported” and “currency neutral” amounts, terms that are described under the heading “Currency Neutral - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “currency neutral” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Nautica® Brand Business, Licensing Business and Contemporary Brands.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, terms that are described under the heading “Adjusted Amounts - Excluding Williamson-Dickie and Icebreaker® Transaction and Deal Related Expenses and the Impact of U.S. Tax Legislation.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

“VF's fourth quarter results were stronger than we expected as growth continues to accelerate across core dimensions of our portfolio,” said Steve Rendle, Chairman and Chief Executive Officer. “We delivered a top-quartile total return for shareholders in 2017 and our strong performance provided us with the capacity to reinvest about $100 million back into our business. I am confident that our investments will accelerate growth and drive even stronger long term value for shareholders. We remain in the early phase of a multi-year journey to become a purpose led, agile, consumer centric organization. I am pleased with our early progress and look forward to building on our momentum in 2018.”

Currency Neutral - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “currency neutral” amounts, which exclude both the impact of translating foreign currencies into U.S. dollars and the impact of currency rate changes on foreign currency denominated transactions. Reconciliations of GAAP measures to currency neutral amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Nautica® Brand Business, Licensing Business and Contemporary Brands

During the fourth quarter of 2017, the company reached the decision to sell its Nautica® brand business and determined that it met the held-for-sale and discontinued operations accounting criteria. Accordingly, the company has classified the assets and liabilities of the Nautica® brand business as held-for-sale and has included the results of this business in discontinued operations for all periods presented.

On April 28, 2017, the company completed the sale of its Licensed Sports Group (LSG) business, including the Majestic® brand. In conjunction with the LSG divestiture, VF executed its plan to entirely exit the licensing business and completed the sale of the assets of the JanSport® brand collegiate business in the fourth quarter of 2017. On August 26, 2016, the company completed the sale of its Contemporary Brands businesses, which included the 7 For All Mankind®, Splendid® and Ella Moss® brands. Accordingly, the company has removed the assets and liabilities of the licensing and the Contemporary Brands businesses as of the dates noted above and included the operating results of these businesses in discontinued operations for all periods presented.

The company’s after-tax net loss from discontinued operations was $17 million in the fourth quarter of 2017, which includes the operating results of the Nautica® brand business, a noncash impairment charge to adjust the Nautica® brand business to its estimated fair value, and the gain on sale of the assets of the JanSport® brand collegiate business. The company's after-tax net loss from discontinued operations was $106 million for the full year 2017, which includes the loss on sale of the licensing business, the noncash impairment charges related to the Nautica® brand business, and the operating results of the licensing and Nautica® brand businesses.

Adjusted Amounts - Excluding Williamson-Dickie and Icebreaker® Transaction and Deal Related Expenses and the Impact of U.S. Tax Legislation

This release refers to adjusted amounts that exclude transaction and deal related expenses associated with the acquisition of Williamson-Dickie and Icebreaker®. Total transaction and deal related expenses were $16 million and $21 million in the fourth quarter and full year 2017, respectively.

Adjusted amounts in this release also exclude the impact of recent U.S. tax legislation. On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act ("Tax Act"). The Tax Act reduces the federal tax rate on U.S. earnings to 21 percent and moves from a global taxation regime to a modified territorial regime. As part of the legislation, U.S. companies are required to pay a tax on historical earnings generated offshore that have not been repatriated to the U.S. Additionally, revaluation of deferred tax asset and liability positions at the lower federal base rate of 21 percent is also required. The transitional impact of the Tax Act resulted in a provisional net charge of approximately $465 million for the fourth quarter and full year 2017. Given the significant complexity of the Tax Act, anticipated guidance from the U.S. Treasury about implementing the Tax Act, and the potential for additional guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board related to the Tax Act, these estimates may be adjusted during 2018.

Combined, the above charges negatively impacted earnings per share by $1.19 for both the fourth quarter and full year 2017. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Fourth Quarter 2017 Income Statement Review

  Revenue increased 20 percent to $3.6 billion (up 18 percent currency neutral), including a $247 million contribution from the Williamson-Dickie acquisition, which closed on October 2, 2017. Excluding the Williamson-Dickie acquisition, revenue increased 12 percent (up 10 percent currency neutral), driven by broad-based strength across VF’s international and direct-to-consumer platforms, Outdoor & Action Sports coalition and Workwear businesses.
  Gross margin improved 130 basis points to a quarterly record high of 51.5 percent, as benefits from pricing, lower restructuring costs, and a mix-shift toward higher margin businesses were partially offset by the Williamson-Dickie acquisition and changes in foreign currency. On an adjusted basis, gross margin increased 60 basis points to 51.6 percent. Excluding the Williamson-Dickie acquisition, adjusted gross margin increased 140 basis points to 52.4 percent. Changes in foreign currency negatively impacted gross margin by 10 basis points.
  Operating income on a reported basis was $481 million. On an adjusted basis, operating income increased 6 percent to $497 million, including a $19 million contribution from the Williamson-Dickie acquisition. Operating margin on a reported basis increased 390 basis points to 13.2 percent. Adjusted operating margin declined 180 basis points to 13.6 percent. Adjusted operating margin, excluding the Williamson-Dickie acquisition, declined 130 basis points to 14.1 percent. Changes in foreign currency negatively impacted operating margin by 30 basis points.
  Fourth quarter loss per share was $0.18 on a reported basis, including a $1.16 negative impact from recent U.S. tax legislation. On an adjusted basis, earnings per share increased 13 percent to $1.01, including a $0.04 contribution from the Williamson-Dickie acquisition. Relative to the company's outlook provided on October 23, 2017, fourth quarter earnings per share included an incremental $0.06 ($35 million pretax) impact from additional investments to drive accelerated growth in 2018 and beyond.

Fiscal Year 2017 Income Statement Review

  Revenue increased 7 percent to $11.8 billion, including a $247 million contribution from the Williamson-Dickie acquisition. Excluding the Williamson-Dickie acquisition, revenue increased 5 percent (up 4 percent currency neutral), driven by continued momentum in VF's international and direct-to-consumer platforms, Outdoor & Action Sports coalition and Workwear businesses.
  Gross margin increased 120 basis points to an annual record high of 50.5 percent, as benefits from pricing, lower product and restructuring costs, and a mix-shift toward higher margin businesses were partially offset by changes in foreign currency and the Williamson-Dickie acquisition. On an adjusted basis, gross margin increased 100 basis points to 50.5 percent. Excluding the Williamson-Dickie acquisition, adjusted gross margin increased 120 basis points to 50.7 percent. Changes in foreign currency negatively affected gross margin by 60 basis points.
  Operating income on a reported basis increased 10 percent to $1.5 billion. Adjusted operating income decreased 2 percent to $1.5 billion, including a $19 million contribution from the Williamson-Dickie acquisition. Operating margin on a reported basis increased 30 basis points to 12.7 percent. Adjusted operating margin declined 120 basis points to 12.9 percent. Excluding the Williamson-Dickie acquisition, adjusted operating margin declined 110 basis points to 13.0 percent. Changes in foreign currency negatively impacted operating margin by 50 basis points.

  Earnings per share on a reported basis declined 30 percent to $1.79, including a $1.15 negative impact from recent U.S. tax legislation. Adjusted earnings per share increased 4 percent (up 7 percent currency neutral) to $2.98, including a $0.04 contribution from the Williamson-Dickie acquisition. Relative to the company's original outlook provided on February 17, 2017, full year 2017 earnings per share included a $0.19 (about $100 million pretax) impact from incremental investments.

Balance Sheet and Cash Flow Highlights

Inventories were up 20 percent compared to 2016 levels. Excluding the Williamson-Dickie acquisition, inventories increased 3 percent. In 2017, VF’s cash flow from operations reached approximately $1.5 billion. The company also returned approximately $1.9 billion to shareholders through dividends and share repurchases.

Fiscal Year Change

As previously disclosed, VF's Board of Directors authorized a change in the company's fiscal year end to the Saturday closest to March 31 from the Saturday closest to December 31. This change will be effective March 31, 2018. VF will report results for the transition quarter ending March 31, 2018. The first 12-month fiscal year (Fiscal 2019) will run from April 1, 2018 through March 30, 2019.

Outlook For Transition Quarter Ending March 31, 2018

VF’s outlook for the transition quarter ending March 31, 2018 includes the following:

  Revenue is expected to approximate $2.9 billion, up 16 percent, including about a $200 million contribution from the Williamson-Dickie acquisition. Excluding the Williamson-Dickie acquisition, revenue is expected to increase at a high single-digit rate due in part to changes in foreign currency.
  Adjusted earnings per share is expected to approximate $0.65, up 27 percent, including about a $0.02 contribution from the Williamson-Dickie acquisition. Excluding the Williamson-Dickie acquisition, adjusted earnings per share is expected to increase more than 20 percent due in part to changes in foreign currency.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.46 per share, payable on March 19, 2018 to shareholders of record on March 9, 2018.

Webcast Information

VF will host its 2017 fourth quarter conference call beginning at 8:30 a.m. Eastern Time today. The conference call will be broadcast live via the internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About VF

VF Corporation (NYSE: VFC) outfits consumers around the world with its diverse portfolio of iconic lifestyle brands, including Vans®, The North Face®, Timberland®, Wrangler® and Lee®. Founded in 1899, VF is one of the world’s largest apparel, footwear and accessories companies with socially and environmentally responsible operations spanning numerous geographies, product categories and distribution channels. VF is committed to delivering innovative products to consumers and creating long-term value for its customers and shareholders. For more information, visit www.vfc.com.

Forward-looking Statements

Certain statements included in this release and attachments are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: foreign currency fluctuations; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; VF's reliance on a small number of large customers; the financial strength of VF's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; VF's ability to implement its business strategy; VF's ability to grow its international and direct-to-consumer businesses; VF’s and its customers’ and vendors’ ability to maintain the strength and security of information technology systems; stability of VF's manufacturing facilities and foreign suppliers; continued use by VF's suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; and adverse or unexpected weather conditions. More information on potential factors that could affect VF's financial results is included from time to time in VF's public reports filed with the Securities and Exchange Commission, including VF's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

VF CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December		%	Twelve Months Ended December		%
	2017	2016	Change	2017	2016	Change
Net sales	$3,624,804	$3,020,107	20%	$11,735,695	$10,957,922	7%
Royalty income	24,479	17,436	40%	75,482	68,225	11%
Total revenues	3,649,283	3,037,543	20%	11,811,177	11,026,147	7%
Costs and operating expenses
Cost of goods sold	1,769,819	1,513,087	17%	5,844,941	5,589,923	5%
Selling, general and administrative expenses	1,398,093	1,162,386	20%	4,463,146	3,988,320	12%
Impairment of goodwill and intangible assets	—	79,644	*	—	79,644	*
Total costs and operating expenses	3,167,912	2,755,117	15%	10,308,087	9,657,887	7%
Operating income	481,371	282,426	70%	1,503,090	1,368,260	10%
Interest, net	(22,548)	(21,564)	5%	(85,880)	(85,546)	0%
Other (expense) income, net	1,346	306	*	(715)	2,002	*
Income from continuing operations before income taxes	460,169	261,168	76%	1,416,495	1,284,716	10%
Income taxes	533,148	23,085	*	695,286	205,862	*
Income (loss) from continuing operations	(72,979)	238,083	(131)%	721,209	1,078,854	(33)%
Income (loss) from discontinued operations, net of tax	(17,290)	26,250	*	(106,286)	(4,748)	*
Net income (loss)	$(90,269)	$264,333	(134)%	$614,923	$1,074,106	(43)%
Earnings (loss) per common share - basic (a)
Continuing operations	$(0.18)	$0.58	(132)%	$1.81	$2.59	(30)%
Discontinued operations	(0.04)	0.06	*	(0.27)	(0.01)	*
Total earnings per common share - basic	$(0.23)	$0.64	(136)%	$1.54	$2.58	(40)%
Earnings (loss) per common share - diluted (a)
Continuing operations	$(0.18)	$0.57	(132)%	$1.79	$2.56	(30)%
Discontinued operations	(0.04)	0.06	*	(0.26)	(0.01)	*
Total earnings per common share - diluted	$(0.23)	$0.63	(136)%	$1.52	$2.54	(40)%
Weighted average shares outstanding
Basic	394,577	413,214		399,223	416,103
Diluted	400,378	417,891		403,559	422,081
Cash dividends per common share	$0.46	$0.42	10%	$1.72	$1.53	12%

* Calculation not meaningful
Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to December 31 of each year. For presentation purposes herein, all references to periods ended December 2017 and December 2016 relate to the 13-week and 52-week fiscal periods ended December 30, 2017 and December 31, 2016, respectively.
(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December	December
	2017	2016
ASSETS
Current assets
Cash and equivalents	$566,075	$1,227,862
Accounts receivable, net	1,422,101	1,148,797
Inventories	1,705,171	1,424,571
Other current assets	698,777	491,868
Total current assets	4,392,124	4,293,098

Property, plant and equipment	1,002,700	895,960
Intangible assets	2,089,781	1,533,928
Goodwill	1,692,644	1,554,667
Other assets	781,253	1,461,634
Total assets	$9,958,502	$9,739,287

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$729,384	$26,029
Current portion of long-term debt	6,165	253,689
Accounts payable	755,569	620,194
Accrued liabilities	1,254,082	885,488
Total current liabilities	2,745,200	1,785,400

Long-term debt	2,187,789	2,039,180
Other liabilities	1,305,613	973,786
Total liabilities	6,238,602	4,798,366

Stockholders' equity	3,719,900	4,940,921
Total liabilities and stockholders' equity	$9,958,502	$9,739,287

VF CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Twelve Months Ended December
	2017 (b)	2016 (a) (b)
Operating activities
Net income	$614,923	$1,074,106
Depreciation and amortization	290,503	281,577
Other adjustments	569,234	124,885
Cash provided by operating activities	1,474,660	1,480,568

Investing activities
Proceeds from sale of businesses, net of cash sold	214,968	115,983
Business acquisitions, net of cash received	(740,541)	—
Capital expenditures	(169,553)	(175,840)
Software purchases	(65,177)	(44,226)
Other, net	(15,948)	(8,331)
Cash used by investing activities	(776,251)	(112,414)

Financing activities
Net proceeds from short-term borrowings, long-term debt and other	432,139	510,665
Purchases of treasury stock	(1,200,356)	(1,000,468)
Cash dividends paid	(684,679)	(635,994)
Proceeds from issuance of Common Stock, net of shares withheld for taxes	89,893	48,918
Cash used by financing activities	(1,363,003)	(1,076,879)

Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	2,965	(6,645)

Net change in cash, cash equivalents and restricted cash	(661,629)	284,630

Cash, cash equivalents and restricted cash - beginning of year (c)	1,231,026	946,396

Cash, cash equivalents and restricted cash - end of year (c)	$569,397	$1,231,026

(a) Reflects the impact of adopting the new accounting guidance on the presentation of restricted cash and restricted cash equivalents as of the beginning of the first quarter of 2017, which resulted in a $2.6 million reclassification of cash flows used by operating activities in the Condensed Consolidated Statement of Cash Flows for the twelve months ended December 2016.

(b) The cash flows related to discontinued operations have not been segregated, and are included in the Condensed Consolidated Statements of Cash Flows.

(c) The cash amounts presented above differ from the Condensed Consolidated Balance Sheets due to the adoption of the new accounting guidance discussed in (a) above.

VF CORPORATION
Quarterly Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	2017 (a)
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$2,483,896	$2,252,590	$3,374,405	$3,624,804	$11,735,695
Royalty income	16,444	16,030	18,529	24,479	75,482
Total revenues	2,500,340	2,268,620	3,392,934	3,649,283	11,811,177
Costs and operating expenses
Cost of goods sold	1,243,605	1,142,476	1,689,041	1,769,819	5,844,941
Selling, general and administrative expenses	967,082	968,027	1,129,944	1,398,093	4,463,146
Total costs and operating expenses	2,210,687	2,110,503	2,818,985	3,167,912	10,308,087
Operating income	289,653	158,117	573,949	481,371	1,503,090
Interest, net	(20,188)	(20,607)	(22,537)	(22,548)	(85,880)
Other (expense) income, net	(68)	(1,658)	(335)	1,346	(715)
Income from continuing operations before income taxes	269,397	135,852	551,077	460,169	1,416,495
Income taxes	56,121	28,760	77,257	533,148	695,286
Income (loss) from continuing operations	213,276	107,092	473,820	(72,979)	721,209
Income (loss) from discontinued operations, net of tax	(4,113)	2,797	(87,680)	(17,290)	(106,286)
Net income (loss)	$209,163	$109,889	$386,140	$(90,269)	$614,923
Earnings (loss) per common share - basic (b)
Continuing operations	$0.52	$0.27	$1.20	$(0.18)	$1.81
Discontinued operations	(0.01)	0.01	(0.22)	(0.04)	(0.27)
Total earnings per common share - basic	$0.51	$0.28	$0.98	$(0.23)	$1.54
Earnings (loss) per common share - diluted (b)
Continuing operations	$0.51	$0.27	$1.19	$(0.18)	$1.79
Discontinued operations	(0.01)	0.01	(0.22)	(0.04)	(0.26)
Total earnings per common share - diluted	$0.50	$0.27	$0.97	$(0.23)	$1.52
Weighted average shares outstanding
Basic	411,990	397,065	393,258	394,577	399,223
Diluted	415,960	400,512	397,384	400,378	403,559
Cash dividends per common share	$0.42	$0.42	$0.42	$0.46	$1.72

Basis of presentation of unaudited quarterly Condensed Consolidated Statements of Income: VF operates and reports using a 52/53 week fiscal year end ending on the Saturday closest to December 31 of each year. For presentation purposes herein, all references to First Quarter, Second Quarter, Third Quarter, Fourth Quarter and Full Year 2017 relate to the 13-week fiscal periods ended April 1, 2017, July 1, 2017, September 30, 2017, December 30, 2017 and the 52-week fiscal period ended December 30, 2017, respectively.

(a) In order to assist investors in understanding the impact of dispositions on VF's results of operations, VF has presented its 2017 unaudited quarterly Condensed Consolidated Statements of Income to reflect discontinued operations of the licensing and Nautica® brand businesses.

(b) Amounts have been calculated using unrounded numbers.

VF CORPORATION
Supplemental Financial Information
Business Segment Information
(Unaudited)
(In thousands)

	Three Months Ended December				Twelve Months Ended December
	2017	2016	% Change	% Change Currency Neutral (a)	2017	2016	% Change	% Change Currency Neutral (a)
Coalition revenues
Outdoor & Action Sports	$2,500,203	$2,160,310	16%	13%	$8,212,456	$7,618,564	8%	7%
Jeanswear	709,411	696,515	2%	1%	2,655,361	2,737,701	(3)%	(3)%
Imagewear	406,356	147,175	176%	176%	830,215	551,808	50%	50%
Other	33,313	33,543	(1)%	(1)%	113,145	118,074	(4)%	(4)%
Total coalition revenues	$3,649,283	$3,037,543	20%	18%	$11,811,177	$11,026,147	7%	7%

Coalition profit (loss)
Outdoor & Action Sports	$486,303	$391,139	24%	25%	$1,378,294	$1,243,201	11%	15%
Jeanswear	97,950	103,348	(5)%	(9)%	421,945	491,912	(14)%	(15)%
Imagewear	40,903	30,112	36%	33%	113,252	104,023	9%	7%
Other	139	(1,295)	111%	111%	(3,086)	(4,817)	36%	36%
Total coalition profit	625,295	523,304	19%	19%	1,910,405	1,834,319	4%	7%

Impairment of goodwill	—	(79,644)	*	*	—	(79,644)	*	*
Corporate and other expenses	(142,578)	(160,928)	(11)%	(11)%	(408,030)	(384,413)	6%	6%
Interest, net	(22,548)	(21,564)	5%	5%	(85,880)	(85,546)	0%	0%

Income from continuing operations before income taxes	$460,169	$261,168	76%	76%	$1,416,495	$1,284,716	10%	14%

(a) Refer to currency neutral definition on the following pages.

* Calculation not meaningful

VF CORPORATION
Supplemental Financial Information
Business Segment Information – Currency Neutral Basis
(Unaudited)
(In thousands)

	Three Months Ended December 2017
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Currency Neutral
Coalition revenues
Outdoor & Action Sports	$2,500,203	$(53,536)	$2,446,667
Jeanswear	709,411	(8,065)	701,346
Imagewear	406,356	(435)	405,921
Other	33,313	—	33,313

Total coalition revenues	$3,649,283	$(62,036)	$3,587,247
Coalition profit (loss)
Outdoor & Action Sports	$486,303	$3,875	$490,178
Jeanswear	97,950	(3,464)	94,486
Imagewear	40,903	(847)	40,056
Other	139	—	139

Total coalition profit	625,295	(436)	624,859
Corporate and other expenses	(142,578)	(662)	(143,240)
Interest, net	(22,548)	—	(22,548)

Income from continuing operations before income taxes	$460,169	$(1,098)	$459,071
Diluted earnings per share growth	(132)%	0%	(132)%

Currency Neutral Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars, and from entering foreign currency transactions. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present currency neutral financial information, which is a non-GAAP financial measure that excludes both the impact of translating foreign currencies into U.S. dollars and the impact of currency rate changes on foreign currency denominated transactions. We use currency neutral information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation, and transaction gains and losses. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a currency neutral basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). Similarly, transaction gains and losses on a currency neutral basis are calculated using exchange rates from the comparable period of the prior year.

These currency neutral performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The currency neutral information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Business Segment Information – Currency Neutral Basis
(Unaudited)
(In thousands)

	Twelve Months Ended December 2017
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Currency Neutral
Coalition revenues
Outdoor & Action Sports	$8,212,456	$(45,711)	$8,166,745
Jeanswear	2,655,361	(2,423)	2,652,938
Imagewear	830,215	(500)	829,715
Other	113,145	—	113,145

Total coalition revenues	$11,811,177	$(48,634)	$11,762,543
Coalition profit (loss)
Outdoor & Action Sports	$1,378,294	$56,907	$1,435,201
Jeanswear	421,945	(3,886)	418,059
Imagewear	113,252	(1,796)	111,456
Other	(3,086)	—	(3,086)

Total coalition profit	1,910,405	51,225	1,961,630
Corporate and other expenses	(408,030)	201	(407,829)
Interest, net	(85,880)	—	(85,880)

Income from continuing operations before income taxes	$1,416,495	$51,426	$1,467,921
Diluted earnings per share growth	(30)%	4%	(26)%

Currency Neutral Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars, and from entering foreign currency transactions. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present currency neutral financial information, which is a non-GAAP financial measure that excludes both the impact of translating foreign currencies into U.S. dollars and the impact of currency rate changes on foreign currency denominated transactions. We use currency neutral information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation, and transaction gains and losses. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a currency neutral basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). Similarly, transaction gains and losses on a currency neutral basis are calculated using exchange rates from the comparable period of the prior year.

These currency neutral performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The currency neutral information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select 2017 GAAP Measures to Non-GAAP Measures
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended December 2017	As Reported under GAAP	Transaction and Deal Related Costs (a)	Impact of Tax Act (b)	Adjusted	Contribution from Williamson-Dickie (c)	Adjusted Organic
Revenues	$3,649,283	$—	$—	$3,649,283	$(247,247)	$3,402,036

Gross profit	1,879,464	3,635	—	1,883,099	(101,546)	1,781,553
Percent	51.5%			51.6%	41.1%	52.4%

Operating income	481,371	15,646	—	497,017	(18,721)	478,296
Percent	13.2%			13.6%	7.6%	14.1%

Diluted earnings per share from continuing operations (e)	(0.18)	0.03	1.16	1.01	(0.04)	0.98

Twelve Months Ended December 2017	As Reported under GAAP	Transaction and Deal Related Costs (d)	Impact of Tax Act (b)	Adjusted	Contribution from Williamson-Dickie (c)	Adjusted Organic
Revenues	$11,811,177	$—	$—	$11,811,177	$(247,247)	$11,563,930

Gross profit	5,966,236	3,635	—	5,969,871	(101,546)	5,868,325
Percent	50.5%			50.5%	41.1%	50.7%

Operating income	1,503,090	20,535	—	1,523,625	(18,721)	1,504,904
Percent	12.7%			12.9%	7.6%	13.0%

Diluted earnings per share from continuing operations (e)	1.79	0.04	1.15	2.98	(0.04)	2.95

(a) Transaction and deal related costs for the three months ended December 2017 include $15.5 million ($13.8 million after-tax) of expenses related to the Williamson-Dickie Mfg. Co. (“Williamson-Dickie”) acquisition and integration, $3.6 million ($2.9 million after-tax) of additional cost of goods sold recognized by Williamson-Dickie due to fair value inventory adjustments calculated as part of the purchase price accounting and $3.5 million ($3.1 million after-tax) of net benefit from the hedge of the purchase price and acquisition costs for the Icebreaker Holdings Limited acquisition. The diluted earnings per share impact was calculated using 400,378,000 shares.

(b) On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (“Tax Act”). The Tax Act reduces the federal tax rate on U.S. earnings to 21% and moves from a global taxation regime to a modified territorial regime. As part of the legislation, U.S. companies are required to pay a tax on historical earnings generated offshore that have not been repatriated to the U.S. Additionally, revaluation of deferred tax asset and liability positions at the lower federal base rate of 21% is also required. The transitional impact of the Tax Act resulted in a provisional net charge of $465.5 million for the fourth quarter and full year 2017. The diluted earnings per share impact was calculated using 400,378,000 and 403,559,000 shares for the three and twelve months ended December 2017, respectively.

(c) The contribution from Williamson-Dickie represents the operating results from October 2, 2017 through December 30, 2017, excluding transaction and deal related costs. The income from continuing operations was calculated using a 20% tax rate and the diluted earnings per share impact was calculated using 400,378,000 and 403,559,000 shares for the three and twelve months ended December 2017, respectively.

(d) Transaction and deal related costs for the twelve months ended December 2017 include $20.4 million ($17.1 million after-tax) of expenses related to the Williamson-Dickie acquisition and integration, $3.6 million ($2.9 million after-tax) of additional cost of goods sold recognized by Williamson-Dickie due to fair value inventory adjustments calculated as part of the purchase price accounting and $3.5 million ($3.1 million after-tax) of net benefit from the hedge of the purchase price and acquisition costs for the Icebreaker Holdings Limited acquisition. The diluted earnings per share impact was calculated using 403,559,000 shares.

(e) Amounts shown in the table have been calculated using unrounded numbers.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of tax reform and transaction and deal related costs, and on an adjusted organic basis, which excludes the operating results of Williamson-Dickie from October 2, 2017 through December 30, 2017. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select 2016 GAAP Measures to Non-GAAP Measures
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended December 2016	As Reported under GAAP	Goodwill and Intangible Asset Impairment Charges	Restructuring Charges	Pension Settlement Charge	Adjusted
Gross profit	$1,524,456	$—	$23,275	$—	$1,547,731
Percent	50.2%				51.0%

Operating income	282,426	79,644	55,019	50,922	468,011
Percent	9.3%				15.4%

Diluted earnings per share from continuing operations (a) (b)	0.57	0.15	0.10	0.08	0.90

Twelve Months Ended December 2016	As Reported under GAAP	Goodwill and Intangible Asset Impairment Charges	Restructuring Charges	Pension Settlement Charge	Adjusted
Gross profit	$5,436,224	$—	$23,275	—	$5,459,499
Percent	49.3%				49.5%

Operating income	1,368,260	79,644	55,019	50,922	1,553,845
Percent	12.4%				14.1%

Diluted earnings per share from continuing operations (a) (b)	2.56	0.15	0.10	0.07	2.88

(a) Goodwill and intangible asset impairment charges, restructuring charges, and the pension settlement charge are presented net of income taxes of $15.5 million, $13.3 million and $19.5 million, respectively, for the three and twelve month periods ended December 2016. The diluted earnings per share impact was calculated using 417,891,000 and 422,081,000 shares for the three and twelve months ended December 2016, respectively.

(b) Amounts shown in the table have been calculated using unrounded numbers.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis which excludes the impact of impairment charges for goodwill and intangible assets, pension settlement charges and restructuring charges. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of 2017 Results to 2017 Outlook
(Unaudited)
(In thousands, except per share amounts)

Twelve Months Ended December 2017	As Reported under GAAP	2017 Outlook Provided by the Company on October 23, 2017 (a)
Revenues from continuing operations	$11,811,177
Revenues from Nautica® discontinued operations (a)	427,771
Total revenues	$12,238,948	$12,100,000

Twelve Months Ended December 2017	Reconciliation to Adjusted Diluted Earnings per Share	2017 Outlook Provided by the Company on October 23, 2017 (a)
Reported diluted earnings per share from continuing operations	$1.79
Adjustments to diluted earnings per share from continuing operations:
Transaction and deal related costs (b)	0.04
Impact of Tax Act (c)	1.15
Adjusted diluted earnings per share from continuing operations	2.98
Adjusted diluted earnings per share from Nautica® discontinued operations (d)	0.09
Total adjusted diluted earnings per share	$3.07	$3.01

(a) The Nautica® brand business (“Nautica®”) met the discontinued operations criteria in the fourth quarter of 2017, and accordingly, is presented as discontinued operations in the Company's financial statements as of and for the year ended December 2017. The Company's adjusted outlook provided to investors in the press release dated October 23, 2017 did not contemplate the presentation of Nautica® as discontinued operations. Nautica® revenues of $427.8 million are included in the calculation of the loss from discontinued operations, net of tax line item presented on the Company's income statement for the year ended December 2017.

(b) Transaction and deal related costs for the twelve months ended December 2017 include $20.4 million ($17.1 million after-tax) of expenses related to the Williamson-Dickie acquisition and integration, $3.6 million ($2.9 million after-tax) of additional cost of goods sold recognized by Williamson-Dickie due to fair value inventory adjustments calculated as part of the purchase price accounting and $3.5 million ($3.1 million after-tax) of net benefit from the hedge of the purchase price and acquisition costs for the Icebreaker Holdings Limited acquisition. The diluted earnings per share impact was calculated using 403,559,000 shares.

(c) On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (“Tax Act”). The Tax Act reduces the federal tax rate on U.S. earnings to 21% and moves from a global taxation regime to a modified territorial regime. As part of the legislation, U.S. companies are required to pay a tax on historical earnings generated offshore that have not been repatriated to the U.S. Additionally, revaluation of deferred tax asset and liability positions at the lower federal base rate of 21% is also required. The transitional impact of the Tax Act resulted in a provisional net charge of $465.5 million for the fourth quarter of 2017. The diluted earnings per share impact was calculated using 403,559,000 shares.

(d) The full year 2017 results of Nautica® are adjusted to exclude $130.2 million of impairment charges recorded in the third and fourth quarters of 2017. The net loss from Nautica® included in the calculation of the loss from discontinued operations, net of tax line item presented on the Company's income statement for the year ended December 2017 was $95.2 million. The diluted earnings per share impact was calculated using 403,559,000 shares.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of U.S. tax reform, transaction and deal related costs and impairment charges to Nautica® for the year ended December 2017. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Top 5 Brand Revenue Information
(Unaudited)

	Three Months Ended December 2017				Twelve Months Ended December 2017
Top 5 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
Vans®
% change	39%	38%	25%	37%	19%	19%	23%	19%
% change currency neutral*	38%	31%	21%	35%	19%	19%	24%	19%
The North Face®
% change	0%	38%	11%	8%	(3)%	24%	3%	4%
% change currency neutral*	(1)%	32%	8%	6%	(3)%	23%	3%	3%
Timberland®
% change	5%	21%	7%	11%	(1)%	8%	0%	2%
% change currency neutral*	5%	14%	3%	8%	(1)%	6%	(2)%	1%
Wrangler®
% change	2%	12%	0%	3%	(1)%	3%	(5)%	(1)%
% change currency neutral*	2%	4%	(7)%	2%	(1)%	1%	(8)%	(1)%
Lee®
% change	0%	12%	(1)%	1%	(9)%	5%	(3)%	(6)%
% change currency neutral*	(1)%	4%	(5)%	(1)%	(9)%	3%	(2)%	(6)%

*Refer to currency neutral definition on previous pages.

VF CORPORATION
Supplemental Financial Information
Geographic and Channel Revenue Information
(Unaudited)

	Three Months Ended December 2017			Twelve Months Ended December 2017
	% Change	% Change Currency Neutral*	% Change Currency Neutral and Excluding Williamson- Dickie*(a)	% Change	% Change Currency Neutral*	% Change Currency Neutral and Excluding Williamson- Dickie*(a)
Geographic Revenue Growth
U.S.	15%	15%	7%	4%	4%	1%
EMEA	33%	26%	20%	15%	13%	11%
APAC	17%	13%	6%	6%	6%	4%
China	23%	19%	10%	10%	11%	8%
Americas (non-U.S.)	35%	31%	15%	13%	12%	8%
International	29%	23%	15%	12%	11%	9%

	Three Months Ended December 2017			Twelve Months Ended December 2017
	% Change	% Change Currency Neutral*	% Change Currency Neutral and Excluding Williamson- Dickie*(a)	% Change	% Change Currency Neutral*	% Change Currency Neutral and Excluding Williamson- Dickie*(a)
Channel Revenue Growth
Wholesale	19%	17%	6%	3%	3%	0%
Direct-to-Consumer	22%	20%	16%	17%	16%	15%

	As of December
	2017 (b)	2016
DTC Store Count
Total	1,518	1,433

*Refer to currency neutral definition on previous pages.
(a) Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures" page.
(b) The 2017 DTC store count includes 79 Williamson-Dickie stores.

CONTACT:
VF Corporation
Joe Alkire, 336-424-7711
VP, Investor Relations and
Financial Planning & Analysis
or
Craig Hodges, 336-424-5636
Senior Director, Corporate Communications